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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of report (Date of earliest event reported)        December 21, 2001
                                                           -----------------

                                    SPSS Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                   000-22194              36-2815480
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      (State or Other               (Commission          (I.R.S. Employer
Jurisdiction of Incorporation       File Number)        Identification No.)

233 South Wacker Drive, Chicago, Illinois                    60606
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(Address of Principal Executive Offices)                   (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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         ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.


         CLOSING OF SPSS/NETGENESIS MERGER

         On December 21, 2001 (the "Closing Date"), SPSS Inc., a Delaware corporation ("SPSS"), completed its acquisition of all of the outstanding capital stock of NetGenesis Corp., a Delaware corporation ("NetGenesis"), in accordance with the terms of an Agreement and Plan of Merger, dated as of October 28, 2001 (the "Merger Agreement"), by and among SPSS, NetGenesis and Red Sox Acquisition Corp., a wholly-owned subsidiary of SPSS ("Merger Sub"). Pursuant to the terms of the Merger Agreement, the acquisition was effected through a merger (the "Merger") in which Merger Sub was merged with and into NetGenesis, with NetGenesis as the surviving corporation and a wholly-owned subsidiary of SPSS. The shares of NetGenesis common stock that were outstanding on the Closing Date will be converted into the right to receive an aggregate of approximately 2,400,000 shares of SPSS common stock, par value $0.01 per share, at an exchange ratio of 0.097 shares of SPSS common stock for each outstanding share of NetGenesis common stock (the "Exchange Ratio"). In addition, approximately 328,000 shares of SPSS common stock are issuable in connection with the exercise of options to purchase NetGenesis common stock that SPSS assumed in connection with the Merger. SPSS will not issue fractional shares of SPSS common stock in the Merger. As a result, the total number of shares of SPSS common stock that each NetGenesis stockholder will receive in the Merger will be rounded down to the nearest whole number, and each NetGenesis stockholder will receive a cash payment for the remaining fraction of a share of SPSS common stock that he or she would otherwise be entitled to receive, if any.

         The shares of SPSS common stock issued in the Merger were registered under the Securities Act of 1933, as amended (the "Securities Act"). The acquisition was structured as a tax-free reorganization and is being accounted for by SPSS under the purchase method of accounting.

         The Proxy Statement/Prospectus, dated November 30, 2001 (the "Proxy Statement/Prospectus"), included in SPSS' Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-73220) (the "Registration Statement") sets forth certain additional information regarding the Merger, SPSS and NetGenesis. The preceding discussion is only a summary and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as an exhibit to the Form 8-K that SPSS filed with the Securities and Exchange Commission on October 29, 2001, which related to the execution of the Merger Agreement by the parties, and is incorporated herein by this reference.

         A copy of the press release issued by SPSS on December 21, 2001, which announced the approval of the Merger by the stockholders of NetGenesis and the closing of the Merger, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

         ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  (1) The unaudited condensed balance sheets of NetGenesis at
                      September 30, 2001 and December 31, 2000, the related statements of operations for the three and nine months ended September 30, 2001 and 2000, the related statements of cash flows for the nine months ended September 30, 2001, and

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                      the notes related thereto, are set forth on pages F-1
                      through F-8 of the Proxy Statement/Prospectus contained in the Registration Statement. The financial statements and notes set forth on those pages are incorporated herein by this reference.

                  (2) The report of independent accountants dated January 24,
                      2001, the audited consolidated balance sheets of NetGenesis at December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2000, and the notes related thereto, are set forth on pages F-9 through F-36 of the Proxy Statement/Prospectus contained in the Registration Statement. The report, financial statements and notes set forth on those pages are incorporated herein by this reference.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         The following Unaudited Pro Forma Financial Information reflecting the pro forma effect on SPSS of its acquisition of NetGenesis is included on pages 114 through 118 of the Proxy Statement/Prospectus contained in the Registration
Statement:

                  - Unaudited Pro Forma Condensed Combining Balance Sheet at September 30, 2001;

                  - Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 2000;

                  - Unaudited Pro Forma Condensed Combining Statement of Operations for the nine months ended September 30, 2001; and

                  - Notes to Unaudited Pro Forma Condensed Combining Financial Data.

         The Unaudited Pro Forma Financial Information and the notes related thereto set forth on the pages identified above are incorporated herein by this reference.

         (c)      EXHIBITS.

         23.1 Consent of PricewaterhouseCoopers LLP, with respect to NetGenesis financial statements.

         99.1 Press Release, dated December 21, 2001, announcing the adoption of the Merger Agreement and the approval of the acquisition of NetGenesis, by the stockholders of NetGenesis, and the completion of the acquisition of NetGenesis.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SPSS INC.

                                      By: /s/ ROBERT BRINKMANN
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                                              Robert Brinkmann,
                                              Assistant Secretary and Controller
Dated:  December 21, 2001